PURE BIOFUELS CORP.

Suite 201 – 1040 West 8th Avenue

Vancouver, BC, Canada

V6G 1C4

August 31, 2006

Pure Biofuels del Peru SAC

Calle Los Euchariz 150

Dpto 201

Monterrico, Surco

Lima 33, Peru

Dear Sirs/Mesdames,

Re:	Proposed Acquisition by Pure Biofuels Corp. (formerly Metasun Enterprises, Inc.) (the “Company”) of Pure Biofuels del Peru SAC (“Priveco”)

We refer to the Share Exchange Agreement dated July 26, 2006 (the “Agreement”), among the Company, Priveco, Luis Goyzueta (“Goyzueta”) and the shareholders of Priveco (the “Shareholders”) (collectively, the “Parties”) which outlines the terms of a transaction relating to the purchase, by the Company, of 999, or 99.9%, of the issued and outstanding shares of Priveco.

The Company is requesting that Priveco, Goyzueta and the Shareholders agree to immediately amend Section 8.1(d) of the Agreement which, if accepted, executed and delivered by Priveco, will form a binding agreement between the Parties.

Pursuant to this agreement, the Parties agree that subsection 8.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Pubco or Priveco, if the Transaction contemplated by this Agreement has not been consummated prior to September 29, 2006, unless the parties hereto agree to extend such date in writing;”

With the exception of the foregoing, all of the terms and conditions of the Agreement remain in full force and effect.

If you agree to the above, kindly sign a copy of this letter signifying your approval and acceptance and return the executed letter to Clark Wilson LLP (Facsimile: 604-687-6314 Attention: Vikram Dhir) as soon as possible.

Your truly,

PURE BIOFUELS CORP.

Per:	/s/ David Clifton
Authorized Signatory

The undersigned hereby agree to the foregoing terms and conditions of this agreement as of the date first written above.

PURE BIOFUELS DEL PERU SAC

Per:	/s/ Luis Goyzueta
Authorized Signatory

WITNESSED BY: Jose Dominguez Name 20 River Terrace Ap. 15B Address New York, NY 10282 Financial Advisor Occupation	) ) ) ) ) ) ) ) ) )	/s/ Luis Goyzueta LUIS GOYZUETA, in his personal capacity and on behalf of the Shareholders